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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the previously filed Registration Statement of General Growth Properties, Inc. on Form S-8 (File No. 333-11237) of our report dated June 12, 2000 relating to the financial statements and supplemental schedule which appears in this Annual Report of the General Growth Management Savings and Employee Stock Ownership Plan on Form 11-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP


Chicago, Illinois
June 28, 2000





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